UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

AMPCO-PITTSBURGH CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-898	25-1117717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue Suite 301
Carnegie, Pennsylvania		15106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 456-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2025, Ampco-Pittsburgh Corporation (the “Corporation”), as guarantor, and certain of its subsidiaries effected the transactions set forth in that certain Second Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”). Borrowers to the Credit Agreement include Air & Liquid Systems Corporation, Union Electric Steel Corporation, Alloys Unlimited and Processing, LLC, Akers National Roll Company, Åkers AB, Åkers Sweden AB and Union Electric Steel UK Limited (collectively, the “Borrowers”).

The Credit Agreement provides for a $100,000,000 senior secured asset-based revolving credit facility (the “Revolving Facility”), which can be increased up to $125,000,000 at the option of the Corporation and with the approval of the lenders. The Revolving Facility includes sublimits for letters of credit not to exceed $40,000,000 and European borrowings not to exceed $30,000,000. Borrowings under the Revolving Facility will bear interest at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging between 2.00% and 2.50%. The Credit Agreement contains customary affirmative and negative covenants and limitations, including, but not limited to, investments in certain subsidiaries, payment of dividends, incurrence of additional indebtedness and guaranties, and acquisitions and divestitures. In addition, the Corporation must maintain a certain level of excess availability or otherwise maintain a minimum Fixed Charge Coverage Ratio of not less than 1.05 to 1.00. Repayment of the loans provided under the Credit Agreement is secured by first lien security interests on all accounts receivable, inventory and equipment (other than certain fixed assets securing the Term Loans (as defined below)). The maturity date for the Revolving Facility is June 25, 2030 and, subject to other terms and conditions of the Credit Agreement, would become due on that date.

Under the Credit Agreement, the Borrowers may also borrow up to $13,500,000 pursuant to senior secured term loans (the “Term Loans”). On the date of closing, $13,500,000 was advanced as Term Loans to the Corporation which is payable in equal monthly installments of $160,714 commencing August 1, 2025 and continuing on the first day of each month thereafter through the maturity date followed by a $4,017,857 obligation of all unpaid principal, plus accrued and unpaid interest and all unpaid fees and expenses. Borrowings under the Term Loans will bear interest at SOFR plus an applicable margin ranging between 3.00% and 3.50%. The Term Loans are secured by certain fixed assets of the Corporation that previously secured the First Amended and Restated Revolving Credit and Security Agreement, as amended. The proceeds from the Term Loans immediately reduced the borrowings outstanding on the Revolving Facility.

The obligation of the Corporation to pay amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an “Event of Default,” as defined in the Credit Agreement. Such Events of Default include, among others, (1) the Corporation’s failure to pay when due any principal, interest, other fee, charge, amount, or liability owed under the Credit Agreement, (2) any representation or warranty of the Corporation in the Credit Agreement being incorrect or misleading in any material respect on the date when made, (3) the Corporation’s failure to perform, keep or observe any term, provision, condition, or covenant contained in the Credit Agreement, and (4) the Corporation or any of its affiliates commencing a voluntary case under any state or federal bankruptcy or receivership laws or being adjudicated bankrupt or insolvent.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Any capitalized terms used in this Current Report on Form 8-K, but not defined herein, have the meaning set forth in the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 27, 2025, the Corporation issued a press release announcing entry into the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+

Second Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated June 25, 2025, by and among Air & Liquid Systems Corporation, Union Electric Steel Corporation, Alloys Unlimited and Processing, LLC, Akers National Roll Company, Åkers Sweden AB, Åkers AB, Union Electric Steel UK Limited, the financial institutions which are or which become a party thereto, and PNC Bank, National Association, as agent for lenders.

99.1	Press Release dated June 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date:	June 27, 2025	By:	/s/ Michael G. McAuley
Michael G. McAuley Senior Vice President, Chief Financial Officer and Treasurer